Exhibit 10.8

SHARE TRANSFER AGREEMENT

THIS AGREEMENT is made as of May 18, 2023.

BETWEEN:

FG GROUP HOLDINGS inc., a company incorporated under the laws of the State of Nevada

(the “Transferor”)

AND:

STRONG/MDI SCREEN SYSTEMS INC., a company existing under the laws of Québec

(the “Company” and, together with the Transferor, the “Parties”)

WHEREAS:

A.	The Transferor is, and will as at the Effective Time on the Closing Date be, the registered and beneficial owner of all of the issued and outstanding shares of Common stock (the “STS Shares”) in Strong Technical Services, Inc. (“STS”), a Nebraska corporation, estimated to be a total of 1,000 shares of Common stock as at the Effective Time on the Closing Date.

B.	The Company is a wholly owned subsidiary of the Transferor.

C.	Strong Global Entertainment Inc., a company incorporated under the laws of British Columbia (“Strong Global”), and a wholly owned subsidiary of the Company, intends to complete an initial public offering of its Class A Common Voting shares (“Class A Shares”) and list such Class A Shares on the New York Stock Exchange American (the “IPO”).

D.	In connection with the IPO, Strong Global, the Transferor, the Company and other parties, as applicable, will enter into certain agreements, as applicable, including this Agreement, the Master Asset Purchase Agreement between the Company and Strong/MDI Screen Systems, Inc., a company incorporated under the laws of the Province of British Columbia (the “New Opco”), and the Share Transfer Agreement (the “New Opco Share Transfer Agreement”) between the Company and Strong Global, and certain other agreements (the “Ancillary Agreements”), pursuant to which, among other matters, effective on completion of the IPO, STS and the New Opco will become wholly-owned subsidiaries of Strong Global.

E.	The Transferor wishes to transfer the STS Shares to the Company, and the Company wishes to acquire the STS Shares from the Transferor, all on the terms and conditions set out in this Agreement.

F.	The Parties intend that the transactions contemplated herein shall constitute a transfer of property in exchange for stock of the Company within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

THEREFORE, in consideration of the mutual promises set out in this Agreement and other valuable consideration, the Transferor and the Company hereby agree with each other as follows:

1.	Transfer

1.1	Relying upon the representations and warranties of the Company set out in this Agreement, the Transferor hereby transfers, assigns, and conveys to the Company all right, title, and interest of the Transferor in and to the STS Shares, such transfer, assignment, and conveyance to be effective as at the Effective Time on the date which is the closing date of the IPO (the “Closing Date”) on the terms and conditions set out in this Agreement, free and clear of any lien, charge, and encumbrance of any nature or kind whatever.

1.2	The transfer, assignment and conveyance referred to in section 1.1 will be effective and will be deemed for all purposes to be effective as at the beginning of the day on the Closing Date immediately after the closing of the transactions contemplated in the New Opco Share Transfer Agreement (the “Effective Time”), and the Company will, thereupon be the beneficial owner of the STS Shares.

1.3	The Transferor will deliver the certificates representing the STS Shares to the Company and any other documents reasonably required all with a view to effecting the transfer of the STS Shares to the Company effective as of the Closing Date.

1.4	Regardless of the date of registration of the transfer of the STS Shares, the Company will be entitled to all income derived from the STS Shares and all proceeds in respect of the STS Shares effective as at the Effective Time on the Closing Date, and the Transferor will pay and set over to the Company all such income, proceeds, or other amounts, whether received by the Transferor or credited to the account of the Transferor.

1.5	The STS Shares being purchased under this Agreement are being transferred outside of the United States to a non-U.S. Person in a transaction not subject to the registration requirements of the U.S. Securities Act of 1933 (“Securities Act”). Whenever used in this Agreement, the terms “United States” and “U.S. Person” shall have the meanings given to them under Rule 902 of Regulation S under the Securities Act.

1.6	The transactions contemplated by this Agreement are conditional on the IPO being completed not later than December 31, 2023.

2.	Consideration

2.1	As full consideration and satisfaction for the transfer of the STS Shares to the Company pursuant to this Agreement, the Company hereby allots, and will issue to the Transferor as at the Effective Time on the Closing Date, 524,196 Class “A” shares without par value in the authorized share structure of the Company (the “Consideration Shares”).

2.2	The Company will allot and issue to the Transferor the Consideration Shares as fully paid and non-assessable shares in the Company and will cause one or more share certificates representing the Consideration Shares to be issued in the name of the Transferor as soon as practicable on or after the Closing Date in accordance with the Business Corporations Act (Quebec).

2.3	The aggregate issue price for the Consideration Shares will be equal to the aggregate fair market value of the STS Shares immediately before their exchange for the Consideration Shares pursuant to this Agreement.

2.4	The Company will add to its capital in respect of the Consideration Shares an amount equal to the fair market value of the STS Shares as at the Closing Date.

3.	Value

3.1	Notwithstanding any provision in this Agreement to the contrary, the intention of the Parties is that the fair market value of the consideration for the STS Shares is to be equal to the fair market value of the STS Shares at the Closing Date. If the Company or the Transferor determines that the actual fair market value of the STS Shares as at the Closing Date may be greater or less than the fair market value of the consideration to be given therefor by the Company (whether such determination is based on an appraisal, advice from an accountant, the determination of a court of competent jurisdiction, a determination, assessment, or proposed assessment by a competent taxing authority, or on any other factor or evidence) then the Transferor and the Company, acting in good faith, will agree upon a re-determination of the actual fair market value of the STS Shares as at the Closing Date (and if they are unable to agree between themselves on such fair market value, they will jointly appoint an arbitrator, appraiser or Canadian chartered accountant to make that determination in the same manner as referred to above).

4.	Representations and Warranties

4.1	The Transferor represents and warrants to the Company that:

(a)	the Transferor has obtained any consent, authorization or approval, if any, that the Transferor is required to obtain from a third party under any obligation, contractual or otherwise in connection with the execution, delivery or performance by the Transferor of this Agreement or the completion of any of the transactions contemplated herein;

(b)	the STS Shares are legally and beneficially owned by the Transferor and are free and clear of all liens, charges and adverse claims;

(c)	the Transferor is a non-resident of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); and

(d)	the STS Shares are not “taxable Canadian property” of the Transferor within the meaning of the Tax Act.

4.2	The Company represents and warrants to the Transferor that:

(a)	the Company is a taxable Canadian corporation within the meaning of the Tax Act; and

(b)	the Company is not a U.S. Person as defined under Rule 902 of Regulation S under the Securities Act.

4.3	The representations and warranties of the Transferor and the Company set out in this Agreement, and all covenants of the Transferor and the Company set out in this Agreement will survive the completion of the transfer of the STS Shares provided for in this Agreement and, notwithstanding such completion, will continue in full force and effect for the benefit of the Company or the Transferor, as the case may be, in accordance with the terms thereof.

5.	Taxes

5.1	For U.S. federal income tax purposes, the Parties agree to treat the transactions contemplated herein as a tax free contribution under Section 351 of the Code and will report their tax returns consistent with that position.

5.2	The Transferor and the Company may, each at the request of the other, jointly elect in the form prescribed pursuant to subsection 85(1) of the Tax Act (and the equivalent provision under any provincial tax legislation) in respect of the transfer of the STS Shares to the Company pursuant to this Agreement.

5.3	The amount agreed upon by the Transferor and the Company which will be set out in the election form referred to in section 5.1 (referred to herein as the “Elected Amount”) in respect of the STS Shares will be the fair market value of the STS Shares as at the Effective Time.

5.4	If it is determined by the Parties (whether such determination is based on advice from an accountant, the determination of a court of competent jurisdiction, a determination, assessment, or proposed assessment by a competent taxing authority, or on any other factor or evidence) that the Elected Amount will not result in the transfer of the STS Shares at an amount equal to the fair market value of the STS Shares as at the Effective Time, then the Elected Amount shall be adjusted to equal such amount (the “Adjusted Elected Amount”) as may be agreed to by the Parties or, failing such agreement, such amount as may be determined by a court of competent jurisdiction or by a competent taxing authority. Any adjustment made pursuant to this Section shall be made with retroactive effect as of the Closing Date and this Section may be invoked any number of times. The Parties will make such further or amended elections, enter into such acknowledgments or agreements, and do or cause to be done such further acts and things as may be, in the opinion of counsel, reasonably necessary to give effect to this Agreement.

6.	General Contract Provisions

6.1	This Agreement may be terminated at any time before the Closing Date by mutual written consent of the Transferor and the Company.

6.2	From time to time, the Company and the Transferor will each execute and deliver all such further documents, certificates, deeds, conveyances, transfers, assignments, declarations, affidavits, and other documents necessary or desirable to give effect to the full intent of this Agreement, including the transfer of the STS Shares.

6.3	This Agreement will enure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and permitted assigns of the Transferor and the Company.

6.4	Whenever the singular or masculine is used in this Agreement, it will be construed as meaning the plural or the feminine or neuter, and vice versa, where the context or the Parties so require.

6.5	The term “Agreement” means the agreement between the Transferor and the Company evidenced by this document, as amended from time to time.

6.6	This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any schedule hereto, the schedule shall prevail.

6.7	No amendment or other modification of this Agreement or any schedule hereto shall be effective unless in a writing signed and delivered by both Parties hereto. Any consent or waiver required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent or waiver and shall be effective only against such Party.

6.8	This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

6.9	This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

6.10	This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

6.11	EACH OF THE PARTIES HERETO, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY TO THIS AGREEMENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES HERETO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF PARTIES HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11.

6.12	In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.13	Time will be of the essence in this Agreement.

6.14	No failure or delay on the part of either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as may be limited herein, either party may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it under this Agreement or any other remedy available to it and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of making any election.

6.15	This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original and all of which taken together constitute one and the same instrument.

6.16	This Agreement and each counterpart may be created, executed, signed, retained, or otherwise dealt with in digital or other intangible form of any format (including PDF), and may be delivered, transmitted, or otherwise dealt with by any digital or other intangible means (including by email, facsimile, or otherwise). Each digital or other intangible form of this Agreement or counterpart, and each copy and printout thereof, is hereby declared and agreed to be as valid and effective as a manually signed document.

[signature page follows]

BY SIGNING BELOW the Transferor and the Company each confirms that this document sets out the agreement reached by them and each of them acknowledges its intention to be bound by this contract.

FG GROUP HOLDINGS INC.

By:	/s/ Mark Roberson
Name:	Mark Roberson
Title:	Chief Executive Officer

STRONG/MDI SCREEN SYSTEMS INC. (Québec)

By:	/s/ Todd Major
Name:	Todd Major
Title:	Treasurer and Secretary

[Signature page to FG Share Transfer Agreement (Transfer of STS Shares)]